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                                                                    EXHIBIT 1.1

                                   VERIO INC.

                                5,000,000 Shares
                                  Common Stock
                               ($0.001 par value)


                             UNDERWRITING AGREEMENT


                                                             New York, New York
                                                                         , 1998

Salomon Smith Barney
Smith Barney Inc.
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corporation
As Representatives of the several Underwriters, c/o Smith Barney Inc.
     388 Greenwich Street
     New York, New York 10013

Ladies and Gentlemen:

                  Verio Inc., a Delaware corporation (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 5,000,000 shares of Common Stock, $0.001 par value ("Common Stock") of the Company (the "Underwritten Securities"). The Company also proposes to grant to the Underwriters an option to purchase up to 750,000 additional shares of Common Stock to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17 hereof.

                  1. Representations and Warranties. The Company represents and warrants to, and agrees with each Underwriter as set forth below in this
Section 1.

                  (a) The Company has prepared and filed with the Commission a registration statement (file number 333-47099) on Form S-1, including a related preliminary prospectus,


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                                      -2-


      for the registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

                  (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

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                  (c) The subsidiaries of the Company listed on Schedule III hereto (also referred to herein as the "Subsidiaries") are the only subsidiaries of the Company that constitute "significant subsidiaries" within the meaning of Rule 1-02(w) of Regulation S-X under the Act. Each of the Company and the Subsidiaries has been duly organized or incorporated, as the case may be, and is validly existing and in good standing under the laws of its jurisdiction of organization or incorporation, with all requisite power and authority under such laws (a) to own, lease and operate their respective properties and to conduct their respective businesses as now conducted and as described in the Prospectus, and (b) to enter into, deliver, incur and perform their respective obligations under this Agreement, except, in the case of the foregoing subclause (a) for authorizations, approvals, orders, leases, certificates and permits, the failure of which to possess could not reasonably be expected to have a Material Adverse Effect (as defined below); and are all duly qualified to do business as foreign partnerships or corporations in good standing in all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect (i) on the business, condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries taken as a whole or (ii) on the ability of the Company to perform any of its obligations under this Agreement or to consummate any of the transactions contemplated hereby (a "Material Adverse Effect"). The Company has no ISP affiliates (other than the Subsidiaries) that would individually constitute a "significant subsidiary" of the Company within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, if any such ISP affiliate were a subsidiary of the Company.

                  (d) All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

                  (e) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities being sold hereunder by the Company are duly listed, and admitted and authorized for trading, subject to official



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                                      -4-

      notice of issuance and evidence of satisfactory distribution, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

                  (f) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, (b) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (c) the discretion of the court before which any proceeding therefor may be brought (clauses (a), (b) and (c) being referred to herein as the "Enforceability Limitations").

                  (g) No consent, waiver, authorization, approval, license, qualification or order of, or filing or registration with, any court or governmental or regulatory agency or body, domestic or foreign, is required in connection with the transactions contemplated herein, except
      (A) such as have been obtained under the Act, (B) as may be required by the National Association of Securities Dealers, Inc. (the "NASD") and (C) as may be required by state securities or "blue sky" laws in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

                  (h) The issuance, sale and delivery of the Securities, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and the compliance by the Company with the terms of the foregoing do not, and, at the Closing Date, will not conflict with or constitute or result in a breach or violation by the Company or any of the Subsidiaries of (A) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by any of the Company or the Subsidiaries or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiaries under any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, authorization, permit, certificate or other agreement or document to which any of the Company or the Subsidiaries is a party or by which any of them may be bound, or to which any of them or any of their respective assets or businesses is subject (collectively, "Contracts") (and the Company has no knowledge of any conflict, breach or violation of such terms or provisions or of any such default, in any such case, which has occurred or will so result), (B) the articles or by-laws (each, an "Organizational Document") of each of the Company and the Subsidiaries or (C) any law, statute, rule or regulation, or any judgment, decree or order, in any such case, of any domestic or foreign court or governmental or regulatory agency or other body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets. Schedule IV hereto lists each Contract with respect to which any conflict, breach or violation of the terms or provisions thereof or any default with respect thereto could have a Material Adverse Effect (each such Contract being referred to herein as a "Material Contract").

                  (i) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

                  (j) The audited consolidated financial statements included in the Prospectus and Registration Statement, including the notes thereto, respectively present fairly the financial position of each of the Company and its consolidated subsidiaries, On-Ramp Technologies, Inc., Global Enterprise Services-Network Division, Compute Intensive, Inc., NorthWestNet, Inc., Aimnet Corporation, West Coast Online, Inc., Clark Internet Services, Inc., ATMnet, Inc., Global Internet Network Services, Inc., Pennsylvania Research Partnership Network, Monumental Network Systems, Inc., Internet Servers, Inc., NSNet, Inc., AccessOne, Inc., STARnet, L.L.C., Computing Engineers Inc. and LI Net, Inc., at the dates indicated, and the statement of operations, stockholders' deficit/equity and cash flows of each of such persons and, where applicable such persons' consolidated subsidiaries for the periods have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Prospectus and Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements of the Company and its consolidated subsidiaries included in the Prospectus and Registration Statement. KPMG Peat Marwick LLP, which has examined such financial statements as set forth in its report included in the Prospectus and Registration Statement, is an independent public accounting firm with respect to each of such persons and, where applicable, such person's Subsidiaries within the meaning of Regulation S-X under the Act. Except as disclosed in the Prospectus and Registration Statement, the pro forma financial information relating to the Company and its Subsidiaries and the related notes thereto included in the Prospectus and Registration Statement present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial adjustments and have been properly computed on the bases described therein, and the assumptions



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                                      -6-


      used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (k) Since the respective dates as of which information is given in the Prospectus, except as otherwise specifically stated therein, there has been no (A) material adverse change in the business, condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) transaction entered into by any of the Company or the Subsidiaries, other than in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole or (C) dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

                  (l) None of the Company nor the Subsidiaries is (A) in violation of its respective Organizational Documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any Contract or (C) in violation of any law, statute, judgment, decree, order, rule or regulation of any domestic or foreign court with jurisdiction over the Company or the Subsidiaries or any of their respective assets or properties, or other governmental or regulatory authority, agency or other body, other than, in the case of clause (B) or (C), such defaults or violations which could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect; and any real property and buildings held under lease by the Company or the Subsidiaries are held by the Company or such Subsidiary, as the case may be, under valid, subsisting and enforceable leases with such exceptions which could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

                  (m) Except as set forth in the Prospectus, each of the Company and the Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other proprietary or confidential information, systems or procedures) (collectively, "intellectual property") necessary to conduct the business now or proposed to be operated by it as described in the Prospectus, except where the failure to own, possess or have the ability to acquire any such intellectual property could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and none of the Company nor the Subsidiaries has received any notice of infringement of or conflict with (nor knows of any such infringement of or conflict with) asserted rights of others with respect to any of such intellectual property.

                  (n) Each of the Company and the Subsidiaries has obtained all material consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations



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      (collectively, the "Licenses") of and from, and has made all declarations and filings with, all governmental and regulatory authorities, all self-regulatory organizations and all courts and other tribunals necessary to own, lease, license and use its properties and assets and to conduct its businesses in the manner described in the Prospectus (exclusive of any supplement thereto). None of the Company or the Subsidiaries has received any notice of proceedings relating to the revocation or modification of, or denial of any application for, any License which, if the subject of any unfavorable decision, ruling or finding, could, singly or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect; and no event has occurred which allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such License, except where such revocation or termination could not, singly or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect; and the Licenses referred to above place no restrictions on the Company or any of the Subsidiaries that are not described in the Prospectus (exclusive of any supplement thereto), except where such restrictions could not, singly or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

                  (o) There is no legal action, suit, proceeding, inquiry or investigation before or by any court or governmental body or agency, domestic or foreign, now pending or, to the best knowledge of the Company, threatened against the Company or any of the Subsidiaries or any of their respective properties that could singly or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (p) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, and has paid all taxes shown as due thereon; and no tax deficiency has been asserted against any of the Company or the Subsidiaries.

                  (q) Except as described in the Prospectus, including the financial statements and notes thereto included therein, each of the Company and the Subsidiaries has good and marketable title to all real and personal property described in the Prospectus as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Prospectus as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

                  (r) None of the Company or any of the Subsidiaries is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or a company

      "controlled by" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  (s) None of the Company nor any of the Subsidiaries nor any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (t) No strike, labor problem, dispute, slowdown, work stoppage or disturbance with the employees of the Company or any of the Subsidiaries exists or, to the best knowledge of the Company, is threatened, which could, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

                  (u) Each of the Company and the Subsidiaries has insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

                  (v) The statistical and market-related data included in the Prospectus are based on or derived from independent sources which the Company believes to be reliable and accurate in all material respects or represent the Company's good faith estimates that are made on the basis of data derived from such sources.

                  (w) The Company is, and immediately after the Closing Date will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company on a particular date, that on such date (A) the fair market value of the assets of the Company exceeds its respective liabilities (including without limitation, stated liabilities and identified contingent liabilities), (B) the present fair salable value of the assets of the Company will exceed its respective probable liabilities on its debts (including without limitation, stated liabilities and identified contingent liabilities), (C) the fair market value of the Company's total assets exceeds its total liabilities, including identified contingent liabilities, by an amount at least equal to the total par value of its common stock both immediately prior to and after the Offering, (D) the Company is and will be able to pay its debts (including without limitation, stated liabilities and identified contingent liabilities) as such debts mature and (E) the Company will not have unreasonably small capital with which to conduct its present and anticipated business.

                  (x) Except as described in the Prospectus (exclusive of any supplement thereto) or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (A) to the Company's knowledge, each of the Company and the Subsidiaries is in compliance with and not subject to any known liability under applicable

      Environmental Laws (as defined below), (B) to the Company's knowledge, each of the Company and the Subsidiaries (i) has made all filings and provided all notices required under any applicable Environmental Law, and
      (ii) has, and is in compliance with, all Permits required under any applicable Environmental Laws, and each of them is in full force and effect, (C) to the Company's knowledge, there is no civil, criminal or administrative action, or, investigation, notice or demand letter or request for information pending or threatened against the Company or any of the Subsidiaries under any Environmental Law, and (D) to the Company's knowledge, no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any Subsidiary.

      For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations relating to the protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of "hazardous substances," as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  (y) Except as described in the Prospectus (exclusive of any supplement thereto), none of the Company nor any of the Subsidiaries has incurred any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or any such Subsidiary is or has ever been a participant, which, individually in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect. With respect to such plans, each of the Company and the Subsidiaries is in compliance in all respects with all applicable provisions of ERISA, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have or a result in a Material Adverse Effect.

                  (z) Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (aa) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

                  (bb) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

                  (cc) Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Salomon Smith Barney Holdings Inc. and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Salomon Smith Barney Holdings Inc.

                  (dd) The Company is in compliance with the Commission's staff legal bulletin No. 5 dated October 8, 1997 related to Year 2000 compliance.

                  (ee) Any certificate signed by any officer of the Company and delivered to the Underwriters or to Cahill Gordon & Reindel, counsel for the Underwriters ("Counsel for the Underwriters") pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

                  2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $ per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

                  (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 750,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or telephonic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. Delivery of certificates for the shares of Option Securities by the Company and payment therefor to the Company shall be made as provided in Section 3 hereof. The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

                  3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on
          , 1998, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the aggregate purchase price of the Securities being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

                  If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

                  4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

                  5. Agreements. The Company agrees with the several Underwriters that:

                  (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or of the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representatives of any such event;
         (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

                  (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (d) The Company will furnish to the Representatives and Counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

                  (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

                  (f) The Company will not, without the prior written consent of Salomon Smith Barney, for a period of six months following the Execution Time, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock [SUBJECT TO CERTAIN EXCEPTIONS TO BE DISCUSSED IN ADDITION TO THE FOLLOWING PROVISO]; provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

                  (g) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (h) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of Counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of Counsel for the Underwriters relating to such filings);
         (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

                  6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Company shall have furnished to the Representatives the opinion of Morrison & Foerster LLP, counsel for the Company, dated the Closing Date and addressed to the Representatives, in the form set forth below and otherwise reasonably satisfactory to the Representatives and Counsel for the Underwriters, to the effect that:

                         (i) the Company has been duly incorporated and is
                  validly existing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its assets and properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; to the best knowledge of such counsel the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

                        (ii) each of the Subsidiaries has been duly incorporated
                  and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to the best knowledge of such counsel is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing individually or in the aggregate would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each of the Subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and, to such counsel's knowledge and information, except as set forth in the Final Memorandum under the caption "Business -- Verio Group Network," is owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

                       (iii) (A) the Company's authorized, issued and
                  outstanding equity capitalization is as set forth in the Prospectus; (B) the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; (C) the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; (D) the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; (E) the Securities being sold hereunder by the Company are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq National Market; (F) the certificates for the Securities are in valid and sufficient form; (G) the holders of outstanding shares of capital stock of the Company are not entitled to statutory or, to the knowledge of such counsel, contractual preemptive or other rights to subscribe for the Securities; and (H) except as set forth in the Prospectus, to the knowledge of such counsel, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

                        (iv) the Company has the requisite corporate power and
                  authority to execute, deliver and perform its obligations under this Agreement; and this Agreement has been duly authorized, executed and delivered by the Company;

                         (v) no consent, waiver, approval, authorization,
                  license, qualification or order of or filing or registration with any court or governmental or regulatory agency or body is required for the execution and delivery by the Company of this Agreement or for the issue and sale of the Securities, or for the consummation of any of the transactions contemplated hereby, except (A) such as have been obtained under the Act,
                  (B) as may be required by the NASD (as to which such counsel need express no opinion); and (C) as may be required by state securities or "blue sky" laws in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and the Prospectus;

                        (vi) the issuance, sale and delivery of the Securities,
                  the execution, delivery and performance by the Company of this Agreement (assuming due authorization and execution by each party other than the Company), and the consummation by the Company of the transactions contemplated hereby and the compliance by the Company with the terms of the foregoing do not, and, at the Closing Date, will not, conflict with or constitute or result in a breach or violation by the Company or any of the Subsidiaries of (A) any provision of the Certificate of Incorporation or By-laws of the Company, (B) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by the Company, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under any Material Contract identified in Schedule IV hereto or (C) any law, statute, rule, or regulation or any order, decree or judgment known to such counsel to be applicable to the Company or any Subsidiary, of any court or governmental or regulatory agency or body or arbitrator known to such counsel to have jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets;

                       (vii) to the knowledge of such counsel, other than as
                  described in the Registration Statement, no legal, regulatory or governmental proceedings are pending to which the Company is a party or to which the property or assets of the Company are subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or which are required to be disclosed in the Registration Statement, and to the knowledge of such counsel, no such material proceedings have been threatened against the Company or with respect to any of its respective assets or properties and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required;

                      (viii) the statements in the Prospectus under the headings
                  "Prospectus Summary," "Description of Capital Stock," and "Certain Transactions," insofar as such statements purport to summarize certain provisions of the Offering, the Company's authorized and outstanding capital stock and certain agreements to which the Company is a party, provide a fair summary of such provisions of such agreements and instruments;

                        (ix) the Registration Statement has become effective
                  under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;

                         (x) no holders of securities of the Company have rights
                  to the registration of such securities under the Registration Statement.

                        (xi) Neither the consummation of the transactions
                  contemplated hereby nor the sale, issuance, execution or delivery of the Securities will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  In addition, such counsel shall state that such counsel has participated in conferences with representatives of the Representatives, officers and other representatives of the Company and representatives of the independent certified accountants of the Company, at which conferences the contents of the Prospectus and the Registration Statement and the business and affairs of the Company and the Subsidiaries were discussed, and although such counsel has not independently verified and does not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, on the basis of the foregoing (relying as to materiality to the extent such counsel deemed appropriate upon the representations and opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement at the Effective Date or as of the Execution Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein not misleading, or that the Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any comment with respect to the financial statements, including the notes thereto and supporting schedules, or any other financial or statistical data set forth or referred to in the Registration Statement).

                  In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the Federal law of the United States, the General Corporation Law of the State of Delaware and the laws of the State of New York and (B) may rely, as to matters of fact, to the extent they deem proper on representations or certificates of responsible officers of the Company and certificates of public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date. The opinion of such counsel shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  (c) At the Closing Date, the Company shall have furnished to the Representatives the opinion of Carla Hamre Donelson, Esq., General Counsel to the Company, dated the Closing Date, in the form set forth below and otherwise reasonably satisfactory to the Representatives and Counsel for the Underwriters, to the effect that:

                         (i) To the knowledge of such counsel, other than as
                  described in the Prospectus, no legal, regulatory or governmental proceedings are pending to which any of the Subsidiaries is a party or to which the property or assets of the Subsidiaries are subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or which are required to be disclosed in the Registration Statement, and to the knowledge of such counsel, no such material proceedings have been threatened against the Subsidiaries or with respect to any of their respective assets or properties; and

                        (ii) None of the Company or the Subsidiaries is in
                  violation of its respective Organizational Documents; to the knowledge of such counsel, no default by the Company or any of the Subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any Material Contract which could reasonably be expected to have a Material Adverse Effect; and to the knowledge of such counsel, none of the Company nor the Subsidiaries is in breach or violation of any law, statute, rule or regulation, or any judgment, decree or order of any governmental or regulatory agency or other body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets such that any such breach or violation could reasonably be expected to have a Material Adverse Effect.

                  In addition, such counsel shall state that such counsel has participated in conferences with representatives of the Representatives, officers and other representatives of the Company and representatives of the independent certified accountants of the Company, at which conferences the contents of the Prospectus and the Registration Statement and the business and affairs of the Company and the Subsidiaries were discussed, and although such counsel has not independently verified and does not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, on the basis of the foregoing (relying as to materiality to the extent such counsel deemed appropriate upon the representations and opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement at the Effective Date or as of the Execution Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein not misleading, or that the Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any comment with respect to the financial statements, including the notes thereto and supporting schedules, or any other financial or statistical data set forth or referred to in the Registration Statement).

                  In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the Federal law of the United States, the General Corporation Law of the State of Delaware and the laws of the State of Colorado and (B) may rely, as to matters of fact, to the extent she deems proper on representations or certificates of responsible officers of the Company and certificates of public officials. References to the Prospectus in this paragraph (c) include any supplements thereto at the Closing Date. The opinion of such counsel shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  (d) The Representatives shall have received from Cahill Gordon & Reindel, Counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to certain matters set forth in clauses (iii) (B), (iii) (D),
         (iv), (viii) and (x) of subsection (b) of this Section 6.

                  In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the Federal laws of the United States, the General Corporation Law of the State of Delaware and the laws of the State of New York and (B) may rely, as to matters of fact, to the extent they deem proper on representations or certificates of responsible officers of the Company and certificates of public officials.

                  In addition, such counsel shall state that such counsel has participated in conferences with representatives of the Representatives, officers and other representatives of the Company and representatives of the independent certified accountants of the Company, at which conferences the contents of the Prospectus and the Registration Statement and the business and affairs of the Company and the Subsidiaries were discussed, and although such counsel has not independently verified and does not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, on the basis of the foregoing (relying as to materiality to the extent such counsel deemed appropriate upon the representations and opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement at the Effective Date or as of the Execution Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein not misleading, or that the Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any comment with respect to the financial statements, including the notes thereto and supporting schedules, or any other financial or statistical data set forth or referred to in the Registration Statement).

                  (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

                         (i) the representations and warranties of the Company
                  in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                        (ii) no stop order suspending the effectiveness of the
                  Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                       (iii) since the date of the most recent financial
                  statements included in the Prospectus (exclusive of any amendment supplement thereto), there has been no Material Adverse Change, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (f) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from Nippon Telegraph and Telephone Corporation ("NTT") addressed to the Representatives.

                  (g) At the Execution Time and at the Closing Date, shall have furnished to the Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable published rules and regulations thereunder and Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and containing statements and information of the type ordinarily included in accountants' "comfort letters" to Representatives with respect to financial statements and certain financial information contained in the Final Memorandum, in form and substance satisfactory to Counsel for the Underwriters.

                  KPMG Peat Marwick LLP shall have also furnished to the Representatives a letter stating that the Company's system of internal accounting controls taken as a whole is sufficient to meet the broad objectives of internal accounting control insofar as those objective pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the financial statements of the Company and its subsidiaries.

                  All references in this Section 6(g) to the Registration Statement shall be deemed to include any amendment or supplement thereto at the date of the letter.

                  (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph
         (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                  (i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (j) The Securities shall have been listed and admitted and authorized for trading on the Nasdaq National Market Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

                  (k) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and each of the stockholders listed on Schedule II hereto addressed to the Representatives.

                  (l) NTT shall have consummated its purchase of shares of Common Stock of the Company pursuant to an Investment Agreement (the "Investment Agreement") and pursuant to a Stock Purchase and Master Strategic Relationship Agreement (the "Stock Purchase Agreement"), both dated as of April 7, 1998 and by and between the Company and NTT, without waiver of any material provision thereof from the date of execution. The Outside Service Provider Agreement (the "OSP Agreement" and, together with the Investment Agreement and the Stock Purchase Agreement, the "NTT Agreements") dated as of April 7, 1998 by and between the Company and NTT America, Inc. shall have taken effect, without waiver of any material provision thereof from the date of execution. Each of the NTT Agreements shall be in full force and effect.

                  (m) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and Counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

                  [The documents required to be delivered by this Section 6 shall be delivered at the office of Counsel for the Underwriters, at 80 Pine Street, 17th Floor, New York, New York 10005, on the Closing Date.]

                  7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Salomon Smith Barney on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  The foregoing indemnity with respect to any untrue statement contained in or any omission from any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any affiliate or person who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act) from whom the person asserting such loss, liability, claim, damage or expense purchased any of the Securities that are the subject thereof if such person was not sent or given a copy of the Prospectus (or any amendment or supplement thereto), if the Company shall have previously furnished copies thereof to the Underwriters in accordance with this Agreement, at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement contained in or the omission from the Preliminary Prospectus was corrected in the Prospectus (or any amendment or supplement thereto).

                  (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, the legend in block capital letters on page 2 related to stabilization, syndicate covering transactions and penalty bids and the table, the second paragraph, the eighth paragraph and the ninth paragraph under the heading "Underwriting" in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                  10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

                  11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

                  12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney General Counsel (fax no.: (212) ) and confirmed to the General Counsel, Salomon Smith Barney, at , New York, New York, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Verio Inc., 8005 South Chester Street, Suite 200, Englewood, Colorado 80112, Attention: Carla Hamre Donelson, Esq.; with a copy to Morrison & Foerster LLP, 425 Market Street, San Francisco, California 94105, Attention: Gavin Grover, Esq.

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                  14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York, without regard to principles of conflicts of law thereof.

                  15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                  16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "Commission" shall mean the Securities and Exchange
         Commission.

                  "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

                  "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

                  "Registration Statement" shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

                  "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial registration statement.

                  "Salomon Smith Barney" shall mean Smith Barney Inc. or Salomon Brothers Inc to the extent that either such party is a signatory to this Agreement.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                   Very truly yours,

                                   VERIO INC.


                                   By:
                                        ------------------------------------
                                        Name:
                                        Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Smith Barney Inc.
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities
 Corporation


By:  Smith Barney Inc.


By:
     ---------------------------------
     Name:
     Title:

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

                                   SCHEDULE I


                                                                           NUMBER OF UNDERWRITTEN
UNDERWRITERS                                                             SECURITIES TO BE PURCHASED
------------                                                             --------------------------
Smith Barney Inc.
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corporation


                                                                                   ---------
                  Total..............................................              5,000,000
                                                                                   =========

                                   SCHEDULE II


Stockholders furnishing lock-up agreements:


                  Brooks Fiber Properties, Inc.

                  Norwest Equity Partners V, L.P.

                  Providence Equity Partners

                  Centennial Fund V, L.P.

                  Centennial Fund IV, L.P.

                  Steven C. Halstedt

                  Justin L. Jaschke

                  James C. Allen

                  Trygve E. Myhren

                  Paul J. Salem

                  Stephen W. Schovee

                  George J. Still, Jr.

                  Chris J. DeMarche

                  Carla Hamre Donelson

                  Peter B. Fritzinger

                  Sean G. Brophy

                  Deb Mayfield Gahan

                                  SCHEDULE III


Material Subsidiaries:

                                             Organized Under                    Percentage Ownership
Name of  Entity                              Laws of                            of Company
---------------                              ---------------                    --------------------
Verio Web Hosting, Inc.                      Utah                               100%
Verio-Northern California, Inc.              Colorado                           100%
Verio-Northeast, Inc.                        Colorado                           100%

                                   SCHEDULE IV


[To be updated by the Company]


Material Contracts:


                  1. Indenture, dated as of June 24, 1997, by and among Verio Inc. and First Trust National Association (as trustee).

                  2. Warrant Agreement, dated as of June 24, 1997, by and between First Trust National Association and Verio Inc.

                  3. Common Stock Registration Rights Agreement, dated as of June 17, 1997, by and among Verio Inc., Brooks Fiber Properties, Inc., Norwest Equity Partners V, Providence Equity Partners, Centennial Fund V, L.P., Centennial Fund IV, L.P. (as investors) and the Initial Purchasers.

                  4. Registration Rights Agreement, dated as of June 17, 1997, by and among Verio Inc. and the Initial Purchasers.

                  5. Lease Agreement, dated as of June 20, 1997, by and between Verio Inc. and Highland Park Ventures, LLC, with respect to the property in Englewood, Colorado, including the First Amendment to Lease Agreement, dated as of December 16, 1997.

                  6. Lease Agreement, dated as of May 24, 1997, by and between Verio Inc. and IM Joint Venture, with respect to the property in Dallas, Texas, as amended.

                  7. Form of Indemnification Agreement between Verio Inc. and each of its officers and directors.

                  8. Amended and Restated Stockholders Agreement, dated as of May 20, 1997, by and between Verio Inc., the Series A Purchasers, the Series B Purchasers, the Series C Purchasers and members of the management of Verio Inc.

                  9. The 1996 Stock Option Plan of Verio Inc.

                  10. The 1997 California Stock Option Plan of Verio Inc.

                  11. The 1998 Employee Stock Purchase Plan of Verio Inc.

                  12. The 1998 Stock Incentive Plan of Verio Inc.

                  13. Form of Executive Protection Agreement between Verio Inc. and each of its officers.

                  14. Master Service Agreement, dated as of August 23, 1996, by and between Verio Inc. and MFS Datanet, Inc.

                  15. Agreement for Terminal Facility Collocation Space, dated August 8, 1996, by and between MFS Telecom, Inc. and Verio Inc.

                  16. Bilateral Peering Agreement, dated May 19, 1997, between AT&T Corp. and Verio Inc.

                  17. Master Lease Agreement, dated November 17, 1997, by and between Insight Investments Corp. and Verio Inc.

                  18. Master Lease Agreement, dated October 27, 1997, by and between Cisco Capital Systems Corporation and Verio Inc.

                  19. MCI Domestic (US) Public Interconnection Agreement, dated June 12, 1997, by and between MCI Telecommunications Corporation and Verio Inc., as amended.

                  20. Master Services Agreement, dated January 15, 1998, by and between MCI Telecommunication Corporation and Verio Inc.

                  21. Cover Agreement, dated September 30, 1996, by and between Sprint Communications Company L.P. and Verio Inc., as amended by Amendment One to Cover Agreement dated November 7, 1996 and Amendment Two to Cover Agreement dated March 2, 1998.

                  25. Lateral Exchange Networks Interconnection Agreement, dated February 3, 1997, by and between Sprint Communications Company L.P. and Verio Inc.

                                                                       EXHIBIT A


                           [Form of Lock-up Agreement]
                                 FNAME MI LNAME

                                   Verio Inc.
                            8005 South Chester Street
                                    Suite 200
                            Englewood, Colorado 80012


                                                              [         ], 1998


Smith Barney Inc.
Credit Suisse First Boston
Donaldson, Lufkin & Jenrette Securities Corporation
c/o Smith Barney Inc.
     388 Greenwich Street
     New York, New York  10013


                  Re:      Agreement not to sell or otherwise
                           dispose of securities of Verio Inc.


Ladies and Gentlemen:

                  The undersigned understands that Verio Inc. (the "Company") has filed a registration statement on Form S-1 (No. 333-47099) with the Securities and Exchange Commission in connection with the initial public offering (the "Offering") of Common Stock ("Shares") of the Company. The undersigned further understands that the Company proposes to enter into an underwriting agreement (the "Underwriting Agreement") with Smith Barney Inc., Credit Suisse First Boston Corporation and Donaldson, Lufkin & Jenrette Securities Corporation as representatives for the several Underwriters named in the Underwriting Agreement (collectively, the "Underwriters"), in connection with the Offering.

                  In recognition of the benefit that such Offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering, the undersigned hereby agrees, that, should the Offering be consummated, for a period of six months after the date of the Underwriting Agreement relating to the Offering, the undersigned will not, without the prior written consent of Smith Barney Inc., directly or indirectly,
(i) offer, pledge, sell, contract to
sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise dispose of or transfer any Shares of the Company or any securities convertible into or exchangeable or exercisable for the Shares of the Company, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares, whether any such swap transaction is to be settled by delivery of the Shares or other securities, in cash or otherwise.


                                   Sincerely,



                                   ------------------------------------------
                                   Name:      FNAME MI LNAME